Exhibit 99.1

NEWS RELEASE

Contacts:	ProFrac Holding Corp.
Austin Harbour – Chief Financial Officer
Michael Messina – SVP of Finance
investors@pfholdingscorp.com

ICR, Inc.
PFHoldingsIR@icrinc.com

ProFrac Holding Corp. Reports First Quarter 2026 Results

WILLOW PARK, TX – May 7, 2026 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”, or the “Company”) today announced financial and operational results for its 2026 first quarter ended March 31, 2026.

First Quarter 2026 Results

•	Total revenue was $450 million compared to fourth quarter revenue of $437 million

•	Net loss was $81 million compared to net loss of $141 million in the fourth quarter

•	Adjusted EBITDA¹ was $54 million compared to $61 million in the fourth quarter; 12% of revenue in the first quarter compared to 14% of revenue in the fourth quarter

•	Net cash provided by operating activities was $9 million compared to $50 million in the fourth quarter

•	Capital expenditures totaled $41 million compared to $37 million in the fourth quarter

•	Free cash flow² negative $25 million compared to $14 million in the fourth quarter

“Our first quarter 2026 results exceeded expectations despite weather-related disruptions early in the period, which reduced Adjusted EBITDA by approximately $9 million,” stated Executive Chairman, Matt Wilks. “While the quarter got off to a slow start, market dynamics shifted meaningfully beginning in late February-early March, with improving operator sentiment and accelerating activity levels. Our Stimulation Services team delivered record efficiency levels in March. This demonstrates the strength of our operational execution and allowed us to exit the quarter with continued momentum. Given the inflection in utilization, strong efficiencies and limited available capacity, we are in active dialogues with operators regarding balanced pricing following a persistent period of declines.”

“We are also pleased to report strong progress on our business optimization program. On a year-over-year basis and including capital expenditure reduction in the fourth quarter of 2025, we have achieved the majority of our $100 million annualized savings target. Alongside these efforts, our continued focus on technology differentiation further strengthens our value proposition for customers.”

“Geopolitical events continue to influence the broader energy landscape,” continued Mr. Wilks. “The conflict in the Middle East has created supply disruptions that we believe extend beyond near-term dislocations. Energy infrastructure for both crude oil and LNG have been severely impacted further exacerbating dislocations in the physical markets. These dynamics, coupled with the prolonged nature of the conflict in Iran and shuttering of the Strait of Hormuz, are catalyzing a global shift in sentiment in favor of energy security. We believe this will disproportionately benefit North America. At the same time, industry activity has been running below levels needed to maintain flat shale production. As operator activity continues to accelerate, we see an increasingly constructive supply-demand backdrop for services in North America, especially as we enter the second half of 2026,” concluded Mr. Wilks.

Outlook

In Stimulation Services, ProFrac expects second quarter 2026 results to be stronger than first quarter 2026 performance, as improving operator sentiment has driven an increase in activity levels. The Company’s hydraulic fracturing calendar has continued to tighten from first quarter levels.

In Proppant Production, the Company remains focused on operational execution, cost efficiency, and reliability across its proppant assets. While industry completion activity is expected to increase, due to operational issues and unplanned downtime, the Company expects sequentially lower volumes in second quarter of 2026.

Business Segment Information

The Stimulation Services segment generated revenues of $407 million in the first quarter, which resulted in $32 million of Adjusted EBITDA and a margin of 8%.

The Proppant Production segment generated revenues of $120 million in the first quarter, which resulted in $7 million of Adjusted EBITDA and a margin of 6%. Approximately 88% of the Proppant Production segment's first quarter 2026 revenue was intercompany.

The Manufacturing segment generated revenues of $48 million in the first quarter, which resulted in $7 million of Adjusted EBITDA and a margin of 15%. Approximately 86% of the Manufacturing segment's first quarter 2026 revenue was intercompany.

Flotek Industries, Inc. ("Flotek") generated revenues of $72 million in the first quarter, which resulted in $11 million of Adjusted EBITDA and a margin of 15%. Approximately 75% of Flotek's first quarter 2026 revenue was intercompany.

Other Business Activities generated revenues of $3 million in the first quarter, which resulted in $(0.1) million of Adjusted EBITDA and a margin of (3)%.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $41 million in the first quarter, up from $37 million reported in fourth quarter 2025.

For full year 2026, ProFrac maintains its expectation that capital expenditures will be in the range of $155 million to $185 million, which includes Flotek's current capital expenditure plan. Excluding Flotek, the Company expects capital expenditures to be in a range of $145 million to $175 million for 2026.

Balance Sheet and Liquidity

Total principal debt outstanding as of March 31, 2026 was approximately $1.09 billion; net debt3 outstanding was approximately $1.05 billion.

Total cash and cash equivalents as of March 31, 2026 was approximately $34 million, of which approximately $6 million was related to Flotek and not accessible by the Company.

As of March 31, 2026 the Company had approximately $108 million of liquidity, including approximately $28 million of cash and cash equivalents, excluding Flotek, and $80 million of availability under its asset-based credit facility.

Footnotes

(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this news release.

(2) Free Cash Flow is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

(3) Net Debt is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Thursday, May 7, 2026, at 11:00 a.m. Eastern / 10:00 a.m. Central. To register for and access the event, please click here. An archive of the webcast will be available shortly after the call’s conclusion on the IR Calendar section of ProFrac’s investor relations website for 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated, innovation-driven energy services holding company providing hydraulic fracturing, proppant production, other completion services and other complementary products and services including distributed power generation to leading upstream oil and natural gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources throughout the United States. ProFrac operates in four business segments: Stimulation Services, Proppant Production, Manufacturing, and Flotek. For more information, please visit ProFrac’s website at www.PFHoldingsCorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “momentum,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s strategies and plans for growth; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; customer contracts, activity, relations, or pricing; fleet deployment levels; the Company’s expectations about price fluctuations, global activity, market reactions and macroeconomic conditions impacting the industry; competitive conditions in the industry; success of the Company’s ongoing strategic initiatives; the Company’s intention to increase the number of fully integrated fleets; the Company’s currently expected guidance regarding its 2026 financial and operational results; the Company’s ability to earn its targeted rates of return; the Company’s ability to achieve or realize benefits from its asset optimization program; pricing of the Company’s services in light of the prevailing market conditions; the Company’s currently expected guidance regarding its planned capital expenditures; statements regarding the Company’s liquidity and debt obligations; the Company’s anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company’s acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company’s actions intended to achieve its 2026 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; the failure to operationalize or utilize to the extent anticipated the Company’s fleets and sand mines in a timely manner or at all; the Company’s ability to deploy capital in a manner that furthers the Company’s growth strategy, as well as the Company’s general ability to execute its business plans; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; risks regarding the ability to access to additional capital on acceptable terms or at all; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services and for oil and natural gas; global and regional economic and financial conditions, including as they may be affected by hostilities in the Middle East and in Ukraine, as well as the instability in Venezuela; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved, in whole or part, or that any of the contemplated results of such forward-looking statements will be realized, including without limitation any expectations about the Company’s operational and financial performance or achievements through and including 2026. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures and should not be considered as a substitute for net income (loss), net cash from operating activities, or GAAP measurements of debt, respectively, or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA, Free Cash Flow and Net Debt are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance. We believe Adjusted EBITDA is an important supplemental measure because it allows us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. We believe Net Debt is an important supplemental measure of indebtedness for management and investors because it provides a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents.

We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) loss or gain on disposal of assets, net, (v) stock-based compensation, and (vi) other charges, such as certain credit losses, gain or loss on extinguishment of debt, unrealized loss or gain on investments, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, acquisition earnout adjustments, severance charges, goodwill impairments, gains on insurance recoveries, transaction costs, third-party supply commitment charges, lease termination costs, and impairments of long-lived assets. We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net cash provided by operating activities is the GAAP measure most directly comparable to Free Cash Flow. Free Cash Flow should not be considered as an alternative to net cash provided by operating activities. Free Cash Flow has important limitations as an analytical tool including that Free Cash Flow does not reflect the cash requirements necessary to service our indebtedness and Free Cash Flow is not a reliable measure for actual cash available to the Company at any one time. Because Free Cash Flow may be defined differently by other companies in our industry, our definition of this Non-GAAP Financial Measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net Debt is defined as total debt plus unamortized debt discounts, premiums, and issuance costs less cash and cash equivalents. Total debt is the GAAP measure most directly comparable to Net Debt. Net Debt should not be considered as an alternative to total debt. Net Debt has important limitations as a measure of indebtedness because it does not represent the total amount of indebtedness of the Company.

The presentation of Non-GAAP Financial Measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Financial Measures of Adjusted EBITDA, Free Cash Flow and Net Debt to the most directly comparable GAAP financial measure for the periods indicated.

- Tables to Follow –

ProFrac Holding Corp.
Austin Harbour – Chief Financial Officer
Michael Messina – SVP of Finance
investors@pfholdingscorp.com

ICR, Inc.
PFHoldingsIR@icrinc.com

Source: ProFrac Holding Corp.

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheets

	March 31,	December 31,
(In millions)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$33.5	$22.9
Accounts receivable, net	318.8	266.8
Accounts receivable — related party, net	5.6	19.9
Inventories	159.3	151.3
Prepaid expenses and other current assets	17.2	22.6
Total current assets	534.4	483.5
Property, plant, and equipment, net	1,413.4	1,464.3
Operating lease right-of-use assets, net	140.2	154.3
Goodwill	290.2	290.2
Intangible assets, net	102.8	111.8
Deferred tax assets	27.6	29.0
Other assets	42.0	40.0
Total assets	$2,550.6	$2,573.1

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$296.2	$257.1
Accounts payable — related party	53.1	42.2
Accrued expenses	70.6	74.0
Current portion of long-term debt	151.2	144.7
Current portion of long-term debt— related party	5.0	5.0
Current portion of operating lease liabilities	42.9	44.8
Other current liabilities	31.8	28.8
Other current liabilities — related party	0.6	0.8
Total current liabilities	651.4	597.4
Long-term debt	866.7	832.7
Long-term debt — related party	41.7	42.9
Operating lease liabilities	103.1	115.5
Deferred tax liabilities	11.8	11.8
Tax receivable agreement liability	82.0	82.0
Other liabilities	9.1	10.1
Total liabilities	1,765.8	1,692.4

Mezzanine equity:
Series A preferred stock	70.2	68.8

Stockholders' equity:
Class A common stock	1.8	1.8
Additional paid-in capital	1,310.5	1,325.9
Accumulated deficit	(695.1)	(610.2)
Total stockholders' equity attributable to ProFrac Holding Corp.	617.2	717.5
Noncontrolling interests	97.4	94.4
Total stockholders' equity	714.6	811.9
Total liabilities, mezzanine equity, and stockholders' equity	$2,550.6	$2,573.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(In millions)	2026	2025	2025
Total revenues	$449.6	$436.5	$600.3

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	354.4	336.4	419.4
Selling, general, and administrative	43.6	42.5	53.6
Depreciation, depletion and amortization	97.1	102.6	106.0
Impairment of long-lived assets and goodwill	—	52.6	—
Acquisition and integration costs	—	—	0.1
Other operating expense, net	0.9	7.4	5.2
Total operating costs and expenses	496.0	541.5	584.3

Operating income (loss)	(46.4)	(105.0)	16.0

Other income (expense):
Interest expense, net	(32.8)	(33.3)	(35.9)
Other income, net	—	0.4	4.8
Loss before income taxes	(79.2)	(137.9)	(15.1)
Income tax expense	(1.6)	(2.6)	(0.3)
Net loss	(80.8)	(140.5)	(15.4)
Less: net income attributable to noncontrolling interests	(2.7)	(2.1)	(2.1)
Net loss attributable to ProFrac Holding Corp.	$(83.5)	$(142.6)	$(17.5)
Net loss attributable to Class A common shareholders	$(84.9)	$(144.0)	$(18.8)

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flows

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(In millions)	2026	2025	2025
Cash flows from operating activities:
Net loss	$(80.8)	$(140.5)	$(15.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	97.1	$102.6	106.0
Amortization of acquired unfavorable contracts	—	—	(5.7)
Stock-based compensation	0.9	2.7	1.1
Loss (gain) on disposal of assets, net	(2.0)	4.0	3.4
Amortization of debt issuance costs	2.8	2.8	3.0
Gain on investments, net	—	—	(3.7)
Provision for credit losses, net of recoveries	—	0.9	—
Impairment of long-lived assets and goodwill	—	52.6	—
Deferred tax expense	1.4	2.4	—
Other non-cash items, net	—	0.8	0.2
Changes in operating assets and liabilities	(10.1)	21.2	(50.2)
Net cash provided by operating activities	9.3	49.5	38.7

Cash flows from investing activities:
Investment in property, plant & equipment	(40.7)	(36.6)	(52.5)
Proceeds from sale of assets	6.2	0.9	0.2
Other	—	—	0.6
Net cash used in investing activities	(34.5)	(35.7)	(51.7)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	25.0	80.0	—
Repayments of long-term debt	(35.3)	(32.4)	(42.5)
Borrowings from revolving credit agreements	416.5	411.6	419.1
Repayments of revolving credit agreements	(368.7)	(505.9)	(361.1)
Payment of debt issuance costs	(1.3)	(1.2)	—
Cash settlement of vested stock awards	—	—	(1.0)
Tax withholding related to net share settlement of noncontrolling interest equity awards	(0.5)	(1.6)	—
Proceeds from issuance of common stock	—	0.6	—
Other	0.1	—	(0.3)
Net cash provided by (used in) financing activities	35.8	(48.9)	14.2

Net increase (decrease) in cash, cash equivalents, and restricted cash	10.6	(35.1)	1.2
Cash, cash equivalents, and restricted cash beginning of period	22.9	58.0	14.8
Cash, cash equivalents, and restricted cash end of period	$33.5	$22.9	$16.0

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(In millions)	2026	2025	2025
Net loss	$(80.8)	$(140.5)	$(15.4)

Interest expense, net	32.8	33.3	35.9
Depreciation, depletion and amortization	97.1	102.6	106.0
Income tax expense	1.6	2.6	0.3
Loss (gain) on disposal of assets, net	(2.0)	4.0	3.4
Provision for credit losses, net of recoveries	—	0.9	—
Stock-based compensation	2.4	3.1	1.1
Lease termination	0.2	0.3	—
Transaction costs	0.3	(0.3)	0.2
Acquisition and integration costs	—	—	0.1
Impairment of long-lived assets and goodwill	—	52.6	—
Inventory write-down	—	0.8	—
Litigation expenses	2.4	1.7	1.6
Gain on investments, net	—	—	(3.7)
Adjusted EBITDA	$54.0	$61.1	$129.5

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(In millions)	2026	2025	2025
Revenues
Stimulation services	$407.0	$383.5	$524.5
Proppant production	119.6	114.8	67.3
Manufacturing	48.4	42.6	65.8
Flotek	72.3	69.6	56.8
Other	2.9	3.3	5.4
Total segments	650.2	613.8	719.8
Eliminations	(200.6)	(177.3)	(119.5)
Total revenues	$449.6	$436.5	$600.3

Adjusted EBITDA
Stimulation services	$32.0	$33.2	$104.6
Proppant production	6.5	16.0	18.3
Manufacturing	6.8	3.6	4.0
Flotek	11.3	10.1	8.0
Other	(0.1)	(0.2)	(0.3)
Total segments	56.5	62.7	134.6
Eliminations	(2.5)	(1.6)	(5.1)
Total adjusted EBITDA	$54.0	$61.1	$129.5

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	March 31,	December 31,
(In millions)	2026	2025
Current portion of long-term debt	$151.2	$144.7
Current portion of long-term debt— related party	5.0	5.0
Long-term debt	866.7	832.7
Long-term debt — related party	41.7	42.9
Total debt	1,064.6	1,025.3

Plus: unamortized debt discounts, premiums, and issuance costs	21.0	22.8
Total principal amount of debt	1,085.6	1,048.1

Less: cash and cash equivalents	(33.5)	(22.9)
Net debt	$1,052.1	$1,025.2

ProFrac Holding Corp. (NasdaqGS: ACDC)
Free Cash Flow

	Three Months Ended
	Mar. 31,	Dec. 31,
(In millions)	2026	2025
Net cash provided by operating activities	$9.3	$49.5

Investment in property, plant & equipment	(40.7)	(36.6)
Proceeds from sale of assets	6.2	0.9
Free cash flow	$(25.2)	$13.8